EXHIBIT 10.1

EXECUTION VERSION

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

$200,000,000 3.95% Senior Notes due September 22, 2026

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of September 22, 2016

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SCHEDULE A	—	Defined Terms
SCHEDULE 1	—	Form of 3.95% Senior Note due September 22, 2026
SCHEDULE 3	—	Wire Transfer Information
SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Company
SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 10.5	—	Existing Liens
SCHEDULE 10.6	—	Existing Investments
SCHEDULE 10.7	—	Existing Indebtedness
SCHEDULE 10.10	—	Certain UAP Properties
EXHIBIT 2.2	—	Form of Guaranty
PURCHASER SCHEDULE	—	Information Relating to Purchasers

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Amended and Restated Note Purchase Agreement

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
8905 TOWNE CENTRE DRIVE, SUITE 108
SAN DIEGO, CA 92122

$200,000,000 3.95% Senior Notes due September 22, 2026

as of September 22, 2016

TO EACH OF THE PURCHASERS LISTED IN
THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Company”), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation (the “Parent Guarantor”) agree with each of the Purchasers as follows:

WHEREAS, the Company and the Parent Guarantor executed that certain Note Purchase Agreement dated July 26, 2016 (the “Original Note Agreement”) and now desires to enter into this Amended and Restated Note Purchase Agreement to provide for certain changes to the terms of the Original Note Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. AMENDED AND RESTATED AUTHORIZATION OF NOTES.

(a) The Original Note Agreement (including the Schedules and Exhibits thereto) is hereby amended and restated in its entirety and is superseded by this Amended and Restated Note Purchase Agreement as herein provided. As used herein, the term “this Agreement” and references thereto shall mean this Amended and Restated Note Purchase Agreement as it may from time to time hereafter be amended or supplemented. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, references to a Schedule or an Exhibit attached to this Agreement.

(b) The Company will authorize the issue and sale of 200,000,000 aggregate principal amount of its 3.95% Senior Notes due September 22, 2026 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Parent Guarantor and Subsidiary Guarantors pursuant to the guaranty agreement substantially in the form of Exhibit 2.2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Guaranty”).

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on September 22, 2016 or on such other Business Day thereafter on or prior to September 23, 2016 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as set forth on Schedule 3. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company and each Guarantor in this Agreement and the Guaranty shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Company and each Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Guaranty required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. None of the Parent Guarantor, the Company nor any of their Subsidiaries shall have entered into any transaction since March 31, 2016 that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its general partner, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

(c) Guarantor Secretary’s Certificate. Each Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of this Agreement (in the case of the Parent Guarantor) and the Guaranty.

(d) Certificates. The certificates provided under this Section 4.3 may be combined and delivered as one or more certificates.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Clifford Chance, counsel for the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. The Obligors shall not have changed their respective jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Guaranty. The Guaranty shall have been executed and delivered by the Guarantors and shall be in full force and effect.

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company or the Parent Guarantor confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Existing Credit Agreement. Such Purchaser shall have received executed copies of the amendments to the Primary Credit Facilities.

Section 4.13. Delivery of Tax Forms. The Company shall have received the completed Internal Revenue Service Form W-9 or W-8BEN from each Purchaser prior to Closing.

Section 4.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company and the Parent Guarantor, jointly and severally, represent and warrant to each Purchaser that:

Section 5.1. Organization; Power and Authority. Each Obligor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except as noted in Schedule 5.4, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement or the Guaranty, and the Notes, as applicable, and to perform the provisions hereof and thereof. The Parent Guarantor has taken such action as is necessary to elect to be (and qualify as) a real estate investment trust under Section 856 through 860 (or other applicable provisions) of the Code commencing with its taxable year ended December 31, 2010.

Section 5.2. Authorization, Etc. This Agreement, the Guaranty and the Notes have been duly authorized by all necessary legal action on the part of the Obligors party thereto, and this Agreement and the Guaranty constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor party thereto enforceable against the Obligor party thereto in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company and the Parent Guarantor prior to June 3, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or their respective Subsidiaries except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or the Parent Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Subsidiaries of the Parent Guarantor and the Company, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor, the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and (ii) the Parent Guarantor’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor or the Company and their respective Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries (including, without limitation, the Company) as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor, the Company and their Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement, the Guaranty and the Notes, to the extent that they are a party thereto, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, partnership agreement, limited liability company agreement, shareholders agreement or any other agreement or instrument to which any Obligor or any of its Subsidiaries is bound or by which any Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any of its Subsidiaries.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement, the Guarantor or the Notes, as applicable.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Parent Guarantor or the Company, threatened against or affecting any Obligor or any of their Subsidiaries or any property of the Obligors or any of their Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Parent Guarantor nor any of its Subsidiaries is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. Each Obligor and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent Guarantor nor the Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor, the Company and their respective Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Obligors and their respective Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011.

Section 5.10. Title to Property; Leases. The Obligors and their respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. (a) The Obligors and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Parent Guarantor and the Company, no product or service of the Obligors or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Parent Guarantor and the Company, there is no Material violation by any Person of any right of the Obligors or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Obligors or any of its Subsidiaries.

Section 5.12. Compliance with Employee Benefit Plans. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan, and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Obligors or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by a Material Amount. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA and shall be determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable Plan year.

(c) Each Obligor and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate that could reasonably be expected to give rise to a Material Adverse Effect.

(d) The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor, the Company and their Subsidiaries could not reasonably be expected to give rise to a Material Adverse Effect.

(e) The execution and delivery of this Agreement, the Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent Guarantor and the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) The Parent Guarantor and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13. Private Offering. Neither the Parent Guarantor, the Company nor anyone acting on its or their behalf has offered the Notes, the Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Guaranty at a private sale for investment. Neither the Parent Guarantor, the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing debt (including the refinancing of revolving debt without reduction of commitment therefore) and/or for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor, the Company and their respective Subsidiaries as of June 30, 2016 (including descriptions of the principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor, the Company or their respective Subsidiaries. Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor, the Company or any of their respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Parent Guarantor, the Company nor any of their respective Subsidiaries has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor, the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent Guarantor, the Company or any of their respective Subsidiaries, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) None of the Parent Guarantor, the Company or any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) None of the Parent Guarantor, the Company or any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Parent Guarantor or the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor, the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Parent Guarantor and the Company have established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. No Obligor nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18. Environmental Matters. (a) Neither any Obligor nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Obligors or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither any Obligor nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither any Obligor nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither any Obligor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Obligors or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. REIT Status. The Parent Guarantor has taken all action necessary to qualify as a real estate investment trust under the Code for the taxable years of the Parent Guarantor ended December 31, 2013, 2014 and 2015 and has not taken any action which would prevent it from maintaining such qualification at all times during the term of this Agreement. Each Subsidiary of the Parent Guarantor that is treated as a corporation for U.S. federal income tax purposes is either (i) a “qualified REIT subsidiary” within the meaning of section 856(i)(2) of the Code or (ii) a “taxable REIT subsidiary” within the meaning of section 856(l) of the Code.

Section 5.20. Amendment of Primary Credit Facilities. Prior to Closing, the Company and the Parent Guarantor have amended the Primary Credit Facilities to conform as to comparable provisions thereunder to Sections 10.5(n), 10.6(b), 10.6(c), 10.8(d) and Section 10.9 hereunder and in connection with such amendments, no fee or other form of consideration was paid to the holders of Indebtedness thereunder solely in connection with their consent to such amendment.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE PARENT GUARANTOR AND THE COMPANY.

Section 7.1. Financial and Business Information. The Parent Guarantor shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements - within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements - within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent Guarantor, duplicate copies of

(i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Parent Guarantor, the Company or any of their respective Subsidiaries (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent Guarantor, the Company or any of their respective Subsidiaries with the SEC and of all press releases and other statements made available generally by the Parent Guarantor, the Company or any of their respective Subsidiaries to the public concerning developments that are Material;

(d) Notice of Default or Event of Default - promptly, and in any event within 5 days after a Responsible Officer of the Parent Guarantor, the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefits Matters - promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor, the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to a Plan, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions relating to a Plan, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor, the Company or any of their respective Subsidiaries from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors - within 10 days following the date on which the Parent Guarantor’s auditors resign or the Parent Guarantor elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and

(h) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor, the Company or any of their respective Subsidiaries (including actual copies of the Parent Guarantor’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of the Parent Guarantor to perform its obligations hereunder and under the Guaranty or the ability of any Subsidiary Guarantor to perform its obligations under the Guaranty, in each such case as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer delivered within 45 days after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor other than the last quarterly fiscal period of each such fiscal year (or, if sooner, the date by which comparable information is delivered to the lenders under any Material Credit Facility) and within 90 days after the end of each fiscal year of the Parent Guarantor (or, if sooner, the date by which comparable information is delivered to the lenders under any Material Credit Facility), as the case may be:

(a) Covenant Compliance - setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent Guarantor, the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default - certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor, the Company or their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, any such event or condition resulting from the failure of the Parent Guarantor, the Company or any of their respective Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Guarantor or the Company shall have taken or proposes to take with respect thereto; and

(c) Subsidiary Guarantors - setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3. Visitation. The Parent Guarantor and the Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default - if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Parent Guarantor and the Company, to visit the principal executive office of the Parent Guarantor or the Company, to discuss the affairs, finances and accounts of the Parent Guarantor, the Company and their respective Subsidiaries with the Parent Guarantor’s and the Company’s officers, and (with the consent of the Parent Guarantor and the Company, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Parent Guarantor and the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor, the Company or each of their respective Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default - if a Default an Event of Default then exists, at the expense of the Parent Guarantor and the Company, to visit and inspect any of the offices or properties of the Parent Guarantor, the Company or any of their respective Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Parent Guarantor and the Company authorize said accountants to discuss the affairs, finances and accounts of the Parent Guarantor, the Company and their respective Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Parent Guarantor pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Parent Guarantor satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b) the Parent Guarantor shall have timely filed such Form 10-Q or Form 10- K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.roireit.net as of the date of this Agreement;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Parent Guarantor on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d) the Parent Guarantor shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Parent Guarantor shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Parent Guarantor will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Notwithstanding the foregoing, no Make-Whole Amount shall be due if the Notes are prepaid during the last thirty (30) days of the term of such Notes.

Section 8.3. Change in Control.

(a) Notice of Change in Control. The Company will, within five (5) days after the occurrence of any Change in Control, or, at the Company’s option, prior to any Change in Control but after public announcement of the Change in Control, give written notice (the “Change in Control Notice”) of such Change in Control to each holder of Notes. Such Change in Control Notice shall contain and constitute an offer to prepay the Notes as described in Section 8.3(b) hereof and shall be accompanied by the certificate described in Section 8.3(e).

(b) Offer to Prepay Notes. The offer to prepay Notes shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date shall be not less than 15 days and not more than 30 days after the date of such offer. The offer to prepay Notes, if sent prior to consummation of the Change in Control, will state that the Change in Control offer is conditioned on the Change in Control occurring on or prior to the Proposed Prepayment Date.

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f) Certain Definitions. “Change in Control” means an event or series of events by which:

(a) the Parent Guarantor fails to own at least 80% of the Voting Stock of the Company;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that, notwithstanding the above, unexercised warrants with respect to Equity Interests of the Parent Guarantor shall not be deemed to be ownership of Equity Interests of the Parent Guarantor unless and until such warrants are exercised; or

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. Neither the Parent Guarantor nor the Company will and nor will either of them permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Parent Guarantor, the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 15% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it, the Parent Guarantor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) .50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) .50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such

Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company and the Parent Guarantor, jointly and severally, covenant that, from the date of this Agreement until the Closing, and thereafter so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company and the Parent Guarantor will, and will cause each of their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company and the Parent Guarantor will, and will cause each of their respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company and the Parent Guarantor will, and will cause each of their respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition

(other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent either the Company, the Parent Guarantor or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company and the Parent Guarantor have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company and the Parent Guarantor will, and will cause each of their respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, the Parent Guarantor or any of their respective Subsidiaries; provided that neither the Company, the Parent Guarantor nor any of their respective Subsidiaries need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company, the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, the Parent Guarantor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, the Parent Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company and the Parent Guarantor will at all times preserve and keep in full force and effect their respective legal existence. Subject to Sections 10.2, the Company and the Parent Guarantor will at all times preserve and keep in full force and effect the legal existence of each of their respective Subsidiaries (unless merged into an Obligor or a Wholly-Owned Subsidiary) and all rights and franchises of the Obligors and their respective Subsidiaries unless, in the good faith judgment of the Company and the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Obligors or such Subsidiary, as the case may be. Each of the Company and the Parent Guarantor will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Obligors and their Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Obligors will, and will cause each of their Subsidiaries to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors. (a) Each of the Parent Guarantor and the Company will cause each Material Subsidiary and each other Subsidiary that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i) enter into a joinder agreement to the Guaranty in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries and the Parent Guarantor, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Joinder to the Guaranty”); and

(ii) deliver the following to each holder of a Note:

(A) an executed joinder to the Guaranty;

(B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.16 of this Agreement (but with respect to such Subsidiary and such joinder to the Guaranty rather than the Company);

(C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such joinder to the Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such joinder to the Guaranty as the Required Holders may reasonably request.

(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) such Subsidiary is no longer a Material Subsidiary, (ii) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Guaranty) under such Material Credit Facility, (iii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iv) no amount is then due and payable under such Guaranty, (v) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (vi) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (v).

Section 9.8. Most Favored Lender Status. (a)(i) If at any time after the date of this Agreement a Material Credit Facility contains a financial covenant relating to the matters addressed in Section 10.10(b) (Consolidated Fixed Charge Coverage Ratio ), 10.10(c) (Consolidated Leverage Ratio), 10.10(e) (Consolidated Unencumbered Leverage Ratio) or 10.10(f) (Consolidated Secured Indebtedness) (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) by the Company or the Parent Guarantor that is more favorable to the lenders under such Material Credit Facility than the covenants, definitions and/or defaults contained in Sections 10.10(b), 10.10(c) 10.10(e) or 10.10(f), as the case may be, of this Agreement (any such provision (including any necessary definition), a “More Favorable Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Covenant. Unless waived in writing by the Required Holders within 15 days after each holder’s receipt of such notice, such More Favorable Covenant shall be deemed automatically incorporated by reference into Section 10 of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Covenant shall have become effective under such Material Credit Facility.

(ii) If at any time after the date of this Agreement (A) any Material Credit Facility shall contain (I) a financial covenant relating to the matters addressed in Section 10.10(a) (Consolidated Tangible Net Worth), 10.10(d) (Distribution Limitation), 10.10(g) (Consolidated Unencumbered Interest Coverage Ratio), or 10.10(h) (Consolidated Secured Recourse Indebtedness) or (II) a financial covenant not substantively expressly provided for in this Agreement (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) (any such provision described in the preceding clauses (I) and (II) (including any necessary definition), a “Floating Financial Covenant”) or (B) all Material Credit Facilities shall cease to contain one or more of the Floating Financial Covenants, then the Company shall provide a Floating Financial Covenant Notice in respect of such Floating Financial Covenant. Upon each holder’s receipt of such notice, the Floating Financial Covenant most favorable to the lenders as among all Material Credit Facilities shall be deemed automatically to replace the corresponding Floating Financial Covenant contained in Section 10 of this Agreement, mutatis mutandis, as if set forth in full herein or to be incorporated herein, as the case may be, or, alternatively, if all Material Credit Facilities shall cease to have a particular Floating Financial Covenant, the corresponding Floating Financial Covenant contained in Section 10 or otherwise deemed to be a part of this Agreement shall be deemed automatically removed and of no further force and effect, in each case effective as of the date when such Floating Financial Covenant shall have become more favorable to the Company or the Parent Guarantor or shall have ceased to be in effect under all Material Credit Facilities.

(b) Any More Favorable Covenant or Floating Financial Covenant incorporated into this Agreement (herein referred to as an “Incorporated Covenant”) pursuant to this Section 9.8 (i) shall be deemed automatically amended herein to reflect any subsequent amendments made such that the Incorporated Covenant most favorable to the lenders as among the Material Credit Facilities shall apply for the purposes of this Agreement; provided that, if a Default or an Event of Default then exists and the amendment of such More Favorable Covenant or Floating Financial Covenant would make such covenant less restrictive on the Company or the Parent Guarantor, such Incorporated Covenant shall only be deemed automatically amended at such time, if it should occur, when such Default or Event of Default no longer exists and (ii) any Incorporated Covenant that constitutes a Floating Financial Covenant shall be deemed automatically deleted from this Agreement at such time as such Incorporated Covenant is deleted from or otherwise not a part of all Material Credit Facilities by means of amendment, modification, termination or by virtue of any applicable Material Credit Facility ceasing to be a Material Credit Facility; provided that, if a Default or an Event of Default then exists, such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists; provided further, however, that if any fee or other consideration shall be given to the lenders under one or more such Material Credit Facilities solely in consideration for such amendment or deletion, the equivalent of the most favorable (to the lenders) of such fees or other consideration shall be given, pro rata, to the holders of the Notes.

(c) (i) “Most Favored Lender Notice” means, in respect of any More Favorable Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within twenty (20) Business Days after the inclusion of such More Favorable Covenant in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Responsible Officer referring to the provisions of this Section 9.9 and setting forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.

(ii) “Floating Financial Covenant Notice” means, in respect of any Floating Financial Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within twenty (20) Business Days after the effectiveness of such Floating Financial Covenant as among all Material Credit Facilities (including by way of amendment or other modification of any existing provisions thereof, termination of one or more such Material Credit Facilities or cessation of one or more such Material Credit Facilities to be a Material Credit Facility) from a Responsible Officer referring to the provisions of this Section 9.8 and setting forth a reasonably detailed description of such Floating Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.

(d) Notwithstanding the foregoing, the covenants and related definitions in Sections 10.10(b), (c), (e) and (f) as of the date of this Agreement shall never be made less restrictive on the Company or Parent Guarantor than such covenants and such definitions are as of the date of this Agreement.

Section 9.9. REIT Status. For the year ended December 31, 2016 and all times thereafter, the Parent Guarantor will, and will cause each of its Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary for the Parent Guarantor to qualify and maintain its qualification as a real estate investment trust under Sections 856 through 860 (or other applicable provisions) of the Code.

Section 9.10. Compliance with Material Contracts. Each Obligor shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Required Holders and, upon request of the Required Holders, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Obligor is entitled to make under such Material Contract.

Section 9.11. Designation as Senior Debt. Each Obligor shall, and shall cause each of its Subsidiaries to, ensure that all Note Obligations are designated as “Senior Indebtedness” of and are at least pari passu with all unsecured debt of such Obligor and each Subsidiary.

Section 9.12. Public Company Status. Unless in connection with a Change in Control, the Parent Guarantor shall take such action as is necessary to (a) remain a public company subject to regulation by the SEC and (b) be listed on the NASDAQ or other national stock exchange.

If the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10. NEGATIVE COVENANTS.

The Company and the Parent Guarantor, jointly and severally, covenant that, from the date of this Agreement until the Closing and thereafter so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. Each of the Company and the Parent Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Obligor or another Subsidiary), except (i) in the ordinary course and pursuant to the reasonable requirements of the Company’s, the Parent Guarantor’s or such Subsidiary’s business and (ii) upon fair and reasonable terms no less favorable to the Parent Guarantor, the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2. Fundamental Changes. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom, (a) the Company may merge or consolidate with any of its Subsidiaries provided that the Company is the continuing or surviving Person, (b) the Parent Guarantor may merge or consolidate with any of its Subsidiaries (other than the Company); provided that the Parent Guarantor is the continuing or surviving Person, (c) any Subsidiary may merge or consolidate with any other Subsidiary; provided that such merger or consolidation shall not cause a Default or Event of Default and provided further that if an Obligor is a party to such transaction, such Obligor is the surviving Person (provided that if the Company is one of such Obligors, the Company shall be the surviving Person) and (d) any Subsidiary that is not an Obligor or UAP Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

Section 10.3. Line of Business. The Parent Guarantor and the Company will not, and will not permit any of their respective Subsidiaries to engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and the Company and each of their respective Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor, the Company and each of their respective Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum and any extensions thereof.

Section 10.4. Economic Sanctions, Etc. The Company and the Parent Guarantor will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens. From and after the date of Closing, no Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Note Document;

(b) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for more than 30 days or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness not otherwise permitted pursuant to Section 10.7), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 11(j);

(h) leases or subleases (and the rights of the tenants thereunder) granted to others not interfering in any material respect with the business of any Obligor or any Subsidiary;

(i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(j) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.6(a);

(k) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(l) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m) Liens existing on the date hereof and listed on Schedule 10.5 and any renewals or extensions thereof, provided that the property covered thereby is not materially changed; and

(n) other Liens incurred in connection with Consolidated Funded Indebtedness, including the Indebtedness evidenced by a Primary Credit Facility, as long as, after giving effect thereto, the Obligors are in compliance with the financial covenants in Section 10.10, on a pro forma basis as if such Lien had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 (or if such Lien exists as of the date of Closing, as of June 30, 2016); provided that (i) the Obligors and UAP Subsidiaries may not grant a Lien on any UAP Property or the Equity Interests in any Subsidiary except in favor of the holders of the Notes and, subject to clause (ii) of this proviso, the lenders under the Primary Credit Facilities to secure the obligations thereunder and (ii) no Obligor or UAP Subsidiary may grant any Lien on any of its property, assets or revenues in favor of the lenders under the Primary Credit Facilities without effectively providing that all obligations of the Company and the Guarantors hereunder, under the Guaranty and under the Notes, shall be secured equally and ratably with such Primary Credit Facilities pursuant to agreements in form and substance reasonably satisfactory to the Required Holders.

Section 10.6. Investments. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Investments, except:

(a) Investments held in the form of cash or Cash Equivalents;

(b) Investments in any Person that is a Subsidiary after giving effect to such Investment;

(c) Reserved;

(d) Investments consisting of (i) extensions of credit in the nature of the performance of bids, (ii) accounts receivable or notes receivable arising from the grant of trade contracts and leases (other than credit) in the ordinary course of business, and (iii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 10.7;

(f) Investments existing as of the date of Closing and set forth in Schedule 10.6; and

(g) other Investments; provided that, when included with Investments set forth on Schedule 10.6, (i) Investments in unimproved land, in the aggregate at any one time outstanding, shall not exceed 5% of Total Asset Value and (ii) Investments in all unimproved land holdings, non-income producing Real Property Assets, construction in progress, partnerships or joint ventures and mortgage loans, in the aggregate at any one time outstanding, shall not exceed 25% of Total Asset Value.

Notwithstanding anything in this Section 10.6 to the contrary, no Obligor shall permit a UAP Subsidiary to have any Investment, other than its UAP Property and cash or Cash Equivalents produced from the ownership of such UAP Property.

Section 10.7. Indebtedness. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Note Documents;

(b) intercompany Indebtedness permitted under Section 10.6;

(c) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) without duplication, Guarantees by an Obligor or any Subsidiary in respect of any Indebtedness otherwise permitted hereunder;

(e) Indebtedness set forth in Schedule 10.7 (and renewals, refinancing and extensions thereof), provided that the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments utilized thereunder (for purposes of clarity, it is understood that Funded Indebtedness on Schedule 10.7 is included in calculating the financial covenants in Section 10.10); and

(f) other Funded Indebtedness (including (i) any portion of any renewal, financing, or extension of Indebtedness set forth in Schedule 10.7 to the extent such portion does not meet the criteria set forth the in the proviso of clause (e) above and (ii) Indebtedness evidenced by the Primary Credit Facilities) as long as, after giving effect thereto, the Obligors are in compliance with the financial covenants in Section 10.10, on a pro forma basis as if such Indebtedness had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 (or if such Indebtedness exists as of the date of Closing, as of June 30, 2016).

Notwithstanding anything in this Agreement to the contrary, no Obligor shall permit a UAP Subsidiary to create, incur, assume or suffer to exist any Indebtedness except, subject to compliance with Section 9.7, Indebtedness which would be included in Consolidated Unsecured Indebtedness.

Section 10.8. Dispositions. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; provided that if the property disposed of is a UAP Property it is removed from the Unencumbered Asset Pool Value;

(d) Dispositions of property by any Subsidiary to an Obligor or to a Subsidiary; provided that at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition;

(e) Dispositions permitted by Section 10.2;

(f) Dispositions by the Parent Guarantor and its Subsidiaries not otherwise permitted under this Section 10.8; provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition, (ii) after giving effect thereto, the Obligors are in compliance with the financial covenants in Section 10.10, on a pro forma basis as if such Disposition had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 and (iii) the aggregate book value of all property Disposed of in reliance on this clause (f), shall not exceed fifteen percent (15%) of Consolidated Total Asset Value for each fiscal year;

(g) Dispositions by the Parent Guarantor of any partnership interest in the Company that does not constitute Voting Stock (i) to a Person upon the contribution by such Person of assets to the Company, or (ii) to employees of the Company pursuant to equity compensation programs in the ordinary course of business; and

(h) real estate leases entered into in the ordinary course of business.

Notwithstanding anything above, any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

Section 10.9. Burdensome Agreements. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Note Document) that (a) limits the ability (i) of any Subsidiary to make dividend or distribution payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of the Parent Guarantor or any Subsidiary to

Guarantee the Indebtedness of the Company or (iii) of the Parent Guarantor or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) this clause (a) shall not prohibit any such restrictions incurred or provided in favor of any holder of Indebtedness that is permitted under Section 10.7(e) or 10.7(f) and secured by a Lien on Real Property Assets (and/or the proceeds thereof) that is permitted under Section 10.5(n) solely to the extent any such restriction relates to such Real Property Assets (and/or the proceeds thereof), the entity owning such Real Property Asset or the direct or indirect Equity Interests in such entity and (y) this clause (a) shall not prohibit (1) any such restrictions with respect to Liens on any UAP Property or the Equity Interests in any Subsidiary in the Primary Credit Facilities that are substantially similar to, or less restrictive than, the restrictions set forth in this clause (a) and Section 10.5(n) or (2) any restrictions contained in the Primary Credit Facilities of the type described in subclauses (ii) and/or (iii) of this clause (a) that are substantially similar to, or less restrictive than, the restrictions set forth in Sections 10.5 and 10.7 of this Agreement; or (b) except to the extent contemplated by Section 10.5(n), requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 10.10. Financial Covenants. The Parent Guarantor shall not:

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth, as of the last day of any fiscal quarter of the Parent Guarantor, to be less than the sum of (i) $850,000,000 plus (ii) an amount equal to 80% of the aggregate net cash proceeds from the issuance and sale of Equity Interests of the Parent Guarantor after September 30, 2014.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Parent Guarantor, to be less than 1.50 to 1.00.

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60%; provided, however, that the Company may make a one-time election by delivering written notice thereof to the holders of Notes upon which the Company may permit such ratio to be as high as 65% for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(d) Distribution Limitation. Permit the cash distributions made by the Parent Guarantor, as of the last day of any fiscal quarter of the Parent Guarantor, for the four fiscal quarter period ending on such date, to exceed ninety-five percent (95%) of Funds From Operations for such four fiscal quarter period (unless the Parent Guarantor provides evidence that a greater amount is required for the Parent Guarantor to maintain real estate investment trust status).

(e) Consolidated Unencumbered Leverage Ratio. Permit the Consolidated Unencumbered Leverage Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60%; provided, however, that the Company may make a one-time election by delivering written notice thereof to the holders of Notes upon which the Company may permit such ratio to be as high as 65% for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(f) Consolidated Secured Indebtedness. Permit the Consolidated Secured Indebtedness Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 40%.

(g) Consolidated Unencumbered Interest Coverage Ratio. Permit the Consolidated Unencumbered Interest Coverage Ratio, as of the last day of any fiscal quarter of the Parent Guarantor, to be less than 1.75 to 1.00.

(h) Consolidated Secured Recourse Indebtedness. Permit the Consolidated Secured Recourse Indebtedness Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 10%.

Section 10.11. Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly:

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders; provided that, for avoidance of doubt, it is agreed that any change to the Organization Documents of the Parent Guarantor permitted by Section 10.2 shall be deemed not materially adverse to the Lenders.

(b) Make any material change in (i) accounting policies or reporting practices, except as required by GAAP, FASB, the SEC or any other regulatory body, or (ii) its fiscal year.

(c) Without providing ten days prior written notice to the Required Holders, change its name, state of formation or form of organization.

Section 10.12. Prepayments of Indebtedness. No Obligor shall, nor shall they permit any Subsidiary to, directly or indirectly, if a Default or Event of Default exists and is continuing or would be caused thereby, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except the prepayment of the Notes in accordance with the terms of this Agreement.

Section 10.13. Stock Repurchases. The Parent Guarantor shall not make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, for the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any of its Equity Interests or any option, warrant or other right to acquire any such Equity Interest other than the repurchase or redemption of warrants (including in connection with the exchange or redemption of warrants for common Equity Interests in the Parent Guarantor as contemplated by clause (v) of the definition of “Consolidated EBITDA”) or stock in an aggregate amount not to exceed $100,000,000 during the term of this Agreement.

If the Company fails to comply with any provision of Section 10 (except for Section 10.5) on or after the date of this Agreement and prior to the Closing, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company or the Parent Guarantor default in the performance of or compliance with any term contained in Section 7.1(d), Section 7.3, Section 9.5, Section 9.7, Section 9.8, Section 10 or with any Incorporated Covenant; or

(d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the any Obligor or by any officer of any Obligor in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in any Guaranty or any writing furnished in connection with such Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Parent Guarantor, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of more than the Threshold Amount (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of more than the Threshold Amount (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of more than the Threshold Amount (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Parent Guarantor, the Company or any Subsidiary so to purchase or repay such Indebtedness, (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent Guarantor or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent Guarantor or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent Guarantor or such Subsidiary as a result thereof is greater than the Threshold Amount, or (v) there occurs an “Event of Default” under and as defined in any Primary Credit Facility; or

(g) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by an Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of an Obligor or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of the Threshold Amount (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Obligors or any of their respective Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor, the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the Parent Guarantor, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability related to any Plan pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor, the Company or any Subsidiary thereunder, (vii) the Parent Guarantor, the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l) any Guaranty shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guaranty, or the obligations of any Guarantor under any Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Guaranty.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Parent Guarantor or the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or
Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Parent Guarantor and the Company under Section 15, the Parent Guarantor and the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Company located at 8905 Towne Centre Drive, Suite 108, San Diego, CA 92122. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 14.4. Tax Withholding. The Company shall be permitted to withhold from any payment made pursuant to the Notes any amounts that are required to be withheld under applicable law if the holder of a Note fails to provide to the Company a properly completed and valid Internal Revenue Service Form W-9 or W8-BEN-E (or other applicable form) within 10 days of any written request by the Company and the Company shall not otherwise withhold any U.S. federal or state income taxes from any payments made under the Notes.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Parent Guarantor and the Company, jointly and severally, agree to pay all costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Parent Guarantor and the Company, jointly and severally, agree to pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2. Certain Taxes. The Parent Guarantor and the Company agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Parent Guarantor and the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Parent Guarantor and the Company hereunder.

Section 15.3. Survival. The obligations of the Parent Guarantor and the the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in the Guaranty shall survive the execution and delivery of this Agreement, the Notes and the Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or the Guaranty shall be deemed representations and warranties of such Obligor under this Agreement or the Guaranty, as the case may be. Subject to the preceding sentence, this Agreement, the Notes and the Guaranty embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and

(c) Section 8.6 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Parent Guarantor and the Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchasers and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. Neither the Parent Guarantor nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) the Parent Guarantor, (iii) any Subsidiary of either or any other Affiliate or (iv) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Parent Guarantor, the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Guarantor, the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty or the Notes, or have directed the taking of any action provided herein or in any Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing (a) delivered by hand, (b) sent by overnight courier service, (c) mailed by certified or registered mail, (d) sent by telecopier, or (e) transmitted by any standard form of telecommunication, including electronic mail, as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Parent Guarantor, to the Parent Guarantor at 8905 Towne Centre Drive, Suite 108, San Diego, CA 92122, Telephone: (858) 677-0900 attention of Stuart A. Tanz and Michael B. Haines, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing,

(iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of 8905 Towne Centre Drive, Suite 108, San Diego, CA 92122, Telephone: (858) 677-0900 attention of Stuart A. Tanz and Michael B. Haines, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement, the Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Parent Guarantor and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Parent Guarantor, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent Guarantor, the Company, or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent Guarantor, the Company or such Subsidiary, as the case may be; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent Guarantor, the Company or any of their respective Subsidiaries or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Parent Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20) provided, in no event shall such Purchaser deliver or disclose any material, non-public information in violation of securities laws, (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Parent Guarantor and the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Guarantor and the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Obligors or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Parent Guarantor and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law)
not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Parent Guarantor and the Company, each for itself, irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Guaranty or the Notes. To the fullest extent permitted by applicable law, the Parent Guarantor and the Company, each for itself, irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Parent Guaranty and the Company, each for itself, agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Parent Guarantor and Company, each for itself, consent to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Parent Guarantor and the Company, each for itself, agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

RETAIL OPPORTUNITY INVESTMENTS
PARTNERSHIP, LP
By: Retail Opportunity Investments GP, LLC
Its General Partner

By
Name: Michael B. Haines
Title: Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS CORP.

By
Name: Michael B. Haines
Title: Chief Financial Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

[ADD PURCHASER SIGNATURE BLOCKS]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Net Operating Income” means, for any Real Property Asset for the most recently ended fiscal quarter, an amount equal to (a) the aggregate gross revenues from the operations of such Real Property Asset during such period minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Real Property Asset during such period (including real estate taxes, but excluding any actual management fees, debt service charges, income taxes and depreciation, amortization and other non-cash expenses) plus (ii) a management fee equal to the greater of (A) three percent (3%) of the aggregate gross revenues from the operations of such Real Property Asset during such period and (B) actual management fees paid to third parties in connection with such Real Property Asset during such period plus (iii) a replacement reserve of $0.0375 per square foot with respect to such Real Property Asset; provided that it is understood and agreed that for any Real Property Asset (x) acquired during the most recently ended fiscal quarter, the revenues included in clause (a) above and the expenses included in clause (b) above shall be an amount equal to the revenues and expenses attributable to such Real Property Asset during the days such Real Property Asset has been owned by the Parent Guarantor or a Subsidiary multiplied by a ratio equal to (I) 90 divided by (II) the number of days such Real Property Asset has been owned and (y) disposed of during the most recently ended fiscal quarter, the revenues included in clause (a) above and the expenses included in clause (b) above shall be excluded.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Parent Guarantor, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Guarantor or any Subsidiary or any Person of which the Parent Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

SCHEDULE A
(to Note Purchase Agreement)

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Required Holders in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capitalization Rate” means 6.75%.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Control” is defined in Section 8.3(f).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Consolidated EBITDA” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period (including amortization of deferred financing costs, to the extent included in the determination of Consolidated Interest Expense), (ii) the provision for Federal, state, local and foreign income taxes payable by the Parent Guarantor and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) other non-recurring non-cash expenses of the Parent Guarantor and its Subsidiaries and all non- recurring extraordinary losses, in each case reducing such Consolidated Net Income for such period and (v) expenses of the Parent Guarantor incurred in connection with the exercise by holders of warrants (existing on the date of this Agreement) in exchange for common Equity Interest in the Parent Guarantor so long as the Parent Guarantor receives an amount of cash in excess of such expenses in connection with such exercise and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent Guarantor and its Subsidiaries for such period and (ii) all non-

recurring non-cash items and all non-recurring extraordinary gains, in each case increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recent fiscal quarter period ending on such date multiplied times four (4) to (b) Consolidated Fixed Charges for the most recent fiscal quarter ending on such date multiplied times four (4).

“Consolidated Fixed Charges” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Expense for such period plus (b) current scheduled principal payments of Consolidated Funded Indebtedness (excluding any payment of principal under the Note Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it) for such period plus (c) dividends and distributions that were required to be paid on preferred stock, if any for such period, in each case, as determined in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, Funded Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis plus, without duplication, the Parent Guarantor’s and Subsidiaries’ pro rata share of Funded Indebtedness of Unconsolidated Joint Ventures.

“Consolidated Interest Expense” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of all interest expense (whether paid, accrued or capitalized) and letter of credit fee expense, as determined in accordance with GAAP; provided that it shall (a) include the interest component under Capital Leases and Attributable Indebtedness under Securitization Transactions and (b) exclude the amortization of any deferred financing fees.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Total Asset Value as of such date.

“Consolidated Net Income” means, for any period, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the net income of the Parent Guarantor and its Subsidiaries for that period, as determined in accordance with GAAP.

“Consolidated Secured Indebtedness” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness that is subject to a Lien other than Non-Consensual Liens.

“Consolidated Secured Indebtedness Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness on such date to (b) Consolidated Total Asset Value on such date.

“Consolidated Secured Recourse Indebtedness” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis,

Consolidated Funded Indebtedness that is subject to a Lien other than Non-Consensual Liens and that is recourse to the Parent Guarantor or any of its Subsidiaries.

“Consolidated Secured Recourse Indebtedness Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Recourse Indebtedness on such date to (b) Consolidated Total Asset Value on such date.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to (a) Shareholders’ Equity of the Parent Guarantor and its Subsidiaries on that date plus (b) accumulated depreciation and amortization minus (c) Intangible Assets, plus (d) Intangible Liabilities all as determined in accordance with GAAP.

“Consolidated Total Asset Value” means, as of any date of determination, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) the quotient of (i) (x) an amount equal to (A) Adjusted Net Operating Income for the prior fiscal quarter minus (B) the aggregate amount of Adjusted Net Operating Income attributable to each Real Property Asset sold or otherwise disposed of during such prior fiscal quarter minus (C) the aggregate amount of Adjusted Net Operating Income for the prior fiscal quarter attributable to each Real Property Asset acquired during the last four fiscal quarters multiplied by (y) four (4) divided by (ii) the Capitalization Rate, plus (b) with respect to each Real Property Asset acquired during such prior four fiscal quarters, the book value of such Real Property Asset; provided that the Company may, at its discretion, make a one time irrevocable election to value a Real Property Asset acquired during the prior four fiscal quarters in an amount equal to (i) the quotient of (A) an amount equal to (y) the Adjusted Net Operating Income from such Real Property Asset multiplied by (z) four (4) divided by (B) the Capitalization Rate, plus (c) unrestricted Cash Equivalents, plus (d) the book value of Real Property Assets that constitute unimproved land holdings, plus (e) the book value of Real Property Assets that constitute construction in progress, plus (f) the carrying value of performing mortgage loans, plus (g) the Parent Guarantor’s and Subsidiaries’ pro rata share of the forgoing items and components attributable to interests in Unconsolidated Joint Ventures.

“Consolidated Unencumbered Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Net Operating Income of the UAP Properties for the most recent fiscal quarter period ending on such date multiplied times four (4) to (b) Consolidated Interest Expense associated with Consolidated Unsecured Indebtedness for the most recent fiscal quarter ending on such date multiplied times four (4).

“Consolidated Unencumbered Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Unsecured Indebtedness as of such date to (b) the Unencumbered Asset Pool Value.

“Consolidated Unsecured Indebtedness” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, Consolidated Funded Indebtedness that is not Consolidated Secured Indebtedness.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by KeyBank National Association in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; it being understood that Disposition shall not include an arrangement that solely results in a Permitted Lien.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Ground Lease” means, at any time, a ground lease (a) under which an Obligor or a UAP Subsidiary is the lessee and is the fee owner of (or leases) the structural improvements located thereon, (b) that has a remaining term of not less than thirty (30) years (including the initial term and any additional extension options that are solely at the option of such Obligor or such UAP Subsidiary), (c) where no party to such lease is subject to a then continuing bankruptcy event, (d) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of a first mortgage lender to the lessee and (e) where such Obligor’s or UAP Subsidiary’s interest in the underlying Real Property Asset or the lease is not subordinate to any Lien other than the Eligible Ground Lease itself, any fee mortgage (if such fee mortgage has non-disturbed such Loan Party or UAP Subsidiary pursuant to a non-disturbance agreement reasonably satisfactory to the Required Holders), any Liens permitted by Section 10.5 and other encumbrances reasonably acceptable to the Required Holders, in their discretion.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funded Indebtedness” means the sum of the following (whether or not included as indebtedness or liabilities in accordance with GAAP):

(a) all obligations for borrowed money, whether current or long term (including the obligations hereunder and under the Notes), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms that are not overdue);

(c) all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(d) Attributable Indebtedness;

(e) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;

(f) without duplication, guarantees and other support obligations in respect of
Funded Indebtedness of another Person;

(g) Funded Indebtedness of any partnership or joint venture or other similar entity in which an Obligor or any Subsidiary is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to any Obligor or Subsidiary for payment thereof; and

(h) Swap Termination Value under any Swap Contracts.

For purposes hereof, the amount of Funded Indebtedness shall be determined based on (A) in the case of borrowed money indebtedness under clause (a) above and purchase money indebtedness and deferred purchase obligations under clause (b) above, the then outstanding principal amount, (B) in the case of letter of credit obligations and the other obligations under clause (c) above, the maximum amount available to be drawn, and (C) in the case of support obligations under clause (g) above, based on the amount of Funded Indebtedness that is the subject of the support obligations. For clarification purposes, “Funded Indebtedness” shall not include intercompany indebtedness of the Obligors and their Subsidiaries, general accounts payable of the Obligors and their Subsidiaries which arise in the ordinary course of business, accrued expenses of the Obligors and their Subsidiaries incurred in the ordinary course of business or minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (g) above).

“Funds From Operations” means, as of any date of determination, and for any relevant period with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis, an amount equal to (1) Consolidated Net Income for such period plus (2) depreciation and amortization for such period plus (3) to the extent such amounts have reduced Consolidated Net Income, costs and expenses incurred in connection with any consummated acquisition during such period in an amount not to exceed fifteen percent (15%) of Consolidated EBITDA for the most recently ended four fiscal quarter period and subject to adjustments for unconsolidated partnerships and joint ventures as hereafter provided plus (4) to the extent such amounts have reduced Consolidated Net Income, any expenses for such period incurred in connection with the exercise by holders of warrants (existing on the date of this Agreement) in exchange for common Equity Interests in the Parent Guarantor so long as the Parent Guarantor receives an amount of cash in excess of such expenses in connection with such exercise. Notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, the Parent Guarantor’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts and (b) Consolidated Net Income shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of Funded Indebtedness, (ii) sales of property, (iii) sales or redemptions of preferred stock or (iv) non cash asset impairment charges.

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” is defined in Section 2.2.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be the lesser of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Parent Guarantor and (b) each of the
Subsidiaries Guarantors.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incorporated Covenant” is defined in Section 9.9(b).

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all Funded Indebtedness of such Person;

(b) all other obligations (other than Intangible Liabilities) that would constitute obligations on the balance sheet of such Person, as determined in accordance with GAAP; and

(c) all Guarantees of such Person in respect of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Note Document, thecalculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial

Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intangible Liabilities” means liabilities that are considered to be intangible liabilities under GAAP.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Joinder to the Guaranty” is defined in Section 9.7(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor, the Company and their respective Subsidiaries taken as a whole.

“Material Acquisition” means a simultaneous acquisition by the Company or its Subsidiaries of one or more assets with a purchase price of ten percent (10%) or more of Consolidated Total Asset Value immediately prior to such acquisition.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor, the Company and their respective Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under this Agreement and the Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Guaranty.

“Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect.

“Material Credit Facility” means,

(a) the First Amended & Restated Credit Agreement, dated as of August 29, 2012, by and among the Company, the Parent Guarantor, certain subsidiaries of the Parent Guarantor, Keybank National Association, as administrative agent, and the other lenders party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b) The Term Loan Agreement, dated as of September 29, 2015, by and among the Company, the Parent Guarantor, certain subsidiaries of the Parent Guarantor, Keybank National Association, as administrative agent and the other lenders party thereto, including any renewals, extensions, amendments supplements, restatements, replacements or refinancings thereof; and

(c) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than the Threshold Amount (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Subsidiary” means any Domestic Subsidiary of the Parent Guarantor that either (a) owns (or ground leases, as applicable) a UAP Property or other assets the value of which is included in the determination of Unencumbered Asset Pool Value and which at any time (whether when such Real Property Asset becomes a UAP Property or thereafter) has incurred, acquired, suffered to exist, or incurs, acquires or suffers to exist, or otherwise is liable with respect to any Indebtedness that is not Non-Recourse Indebtedness (whether as a borrower, co-borrower, guarantor, or otherwise), or (b) is the borrower or co-borrower under, guarantees, or otherwise is or becomes obligated in respect of, any Indebtedness that is not Non-Recourse

Indebtedness; provided that, in lieu of causing such Subsidiary to become a Guarantor as provided in Section 9.7, the Company may elect by delivery of written notice to holders of the Notes to exclude such Subsidiary as a Guarantor provided any Indebtedness of such Subsidiary which is not Non-Recourse Indebtedness is recourse only to the Subsidiary and not recourse to any other Person, and provided further that all assets owned directly or indirectly by the Subsidiary are excluded from the Unencumbered Asset Pool Value.

“Maturity Date” is defined in the first paragraph of each Note.

“More Favorable Covenant” is defined in Section 9.9(a).

“More Favorable Lender Notice” is defined in Section 9.9(c).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-Consensual Liens” are Liens permitted by Sections 10.05(b) - 10.5(l), inclusive.

“Non-Recourse Indebtedness” means Indebtedness of a Person in respect of which recourse for payment (except for normal and customary exclusions from non-recourse indebtedness, such as fraud, intentional misrepresentation, misapplication of funds, waste, Environmental Liabilities and voluntary bankruptcy until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Non-Recourse Indebtedness” to the extent of the amount of such claim) is contractually and solely limited to specific assets of such Person encumbered by a Lien securing such Indebtedness and is not a general obligation of such Person.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Parent Guarantor, the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Documents” means this Agreement, the Guaranty and the Notes.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Company and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent Guarantor” is defined in the introduction to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Primary Credit Facility” means the agreements listed in (a) and (b) of the definition of Material Credit Facility.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such

Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the
Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Non-Wholly Owned Subsidiary” means a Subsidiary of the Company that at all times during the term of this Agreement meets each of the following criteria: (a) the Company or a wholly-owned Subsidiary of the Company is the sole managing member or general partner of such Subsidiary and retains, without limitation or restriction, control of all decisions relating to the financing, sale, leasing and management of the UAP Property owned by such Subsidiary, (b) no more than 5.0% of the Equity Interests in such Subsidiary are directly or indirectly owned by Persons other than the Company or a Subsidiary of the Company and (c) the Organization Documents of such Subsidiary contain no restriction, condition or limitation on the ability of such Subsidiary to become a Guarantor hereunder or pledge all or any part of its assets, including such UAP Property, as collateral security for the Note Obligations.

“QPAM Exemption” is defined in Section 6.2(d).

“Real Property Asset” means, a parcel of real or leasehold property, together with all improvements (if any) thereon (including all tangible personal property owned by the Person owning such real or leasehold property) owned in fee simple or leased pursuant to an Eligible Ground Lease by any Person. “Real Property Assets” means a collective reference to each Real Property Asset.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Guarantor, the Company or any of its Affiliates.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent Guarantor, the Subsidiary Guarantors or the Company with responsibility for the administration of such matter.

“Sale and Leaseback Transaction” means, with respect to any Obligor or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Obligor or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent Guarantor either directly or in its capacity as the general partner of the Company.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent Guarantors and its Subsidiaries, as determined in accordance with GAAP.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Guaranty or has executed and delivered the Joinder to the Guaranty.

“Substitute Purchaser” is defined in Section 21.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent Guarantor, Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Threshold Amount” means (a) with respect to Indebtedness that is recourse to an Obligor or any of its Subsidiaries, $35,000,000, (b) with respect to Indebtedness that is not recourse to any Obligor or any of its Subsidiaries, $70,000,000 and (c) with respect to all other matters, $10,000,000.

“UAP Guarantor” means each Subsidiary of the Parent Guarantor which owns (or ground leases, as applicable) a UAP Property and which is or becomes a Guarantor pursuant to Section 9.7.

“UAP Property” means a Real Property Asset that is (i) directly owned by the Company or a Guarantor that is a direct or indirect wholly-owned Subsidiary of the Company or a Qualified Non-Wholly Owned Subsidiary, (ii) a multi-tenant retail property located in the United States and is not unimproved land or assets under development, (iii) either owned in fee simple or subject to an Eligible Ground Lease interest approved by the Required Holders, (iv) free of any environmental problems as represented in writing to the Required Holders (without the need for environmental reports or other related information except upon reasonable request), (v) not subject to a Lien or other restriction other than Non-Consensual Liens (provided that a Real Property Asset may not be considered to be a UAP Property as long as it is subject to a Non- Consensual Lien incurred pursuant to Section 10.5(g) if (x) the amount of such Non-Consensual Lien, when aggregated with all other Non-Consensual Liens then existing that were incurred pursuant to Section 10.5(g), exceeds $500,000 and (y) such Non-Consensual Lien has remained unsatisfied or undischarged for a period of greater than 90 days) and (vi) subject to negative pledge in favor of the Required Holders.

“UAP Subsidiary” means each Subsidiary of the Company and each Qualified Non- Wholly Owned Subsidiary which owns (or ground leases, as applicable) a UAP Property. Each UAP Guarantor shall be a UAP Subsidiary.

“Unconsolidated Joint Venture” means any Investment in a Person by the Parent Guarantor or a Subsidiary in which such Person is not consolidated with the Parent Guarantor for GAAP purposes.

“Unencumbered Asset Pool Value” means, as of any date of determination, an amount equal to the sum of (a) for all UAP Properties listed on Part A of Schedule 10.10 attached hereto and all UAP Properties that have been owned for more than twelve months, the quotient of (i) an amount equal to (A) the Adjusted Net Operating Income from such UAP Properties multiplied by (B) four (4) divided by (ii) the Capitalization Rate plus (b) for all UAP Properties not owned on the date of Closing that have been owned for twelve months or less and for all UAP Properties listed on Part B of Schedule 10.10 attached hereto that have been owned for twelve months or less, at the discretion of the Company, (i) the book value (as defined by GAAP) of any such UAP Property or (ii) the value of any such UAP Property as determined by the calculation in clause (a) above; provided that when calculating the Unencumbered Asset Pool Value, the following limitations shall apply:

(A) no more than 20% of the aggregate value of the Unencumbered Asset Pool Value can be contributed by any individual UAP Property;

(B) no more than 15% of aggregate Adjusted Net Operating Income used in calculating the Unencumbered Asset Pool Value can be contributed by any single tenant;

(C) no more than 10% of the aggregate value of the Unencumbered Asset Pool Value can be contributed by UAP Properties subject to Eligible Ground Leases (rather than owned in fee simple);

(D) no more than 15% of the aggregate value of the Unencumbered Asset Pool Value can be contributed by UAP Properties owned by Qualified Non-Wholly Owned Subsidiaries;

(E) each UAP Property contributing to the Unencumbered Asset Pool Value shall have a minimum occupancy (leased and tenant occupied and operating) of not less than 70% and the aggregate occupancy of all UAP Properties contributing to the Unencumbered Asset Pool Value shall be not less than 85%; provided that up to 15% of the aggregate value of the UAP Properties contributing to the Unencumbered Asset Pool Value can be comprised of Real Property Assets acquired in any preceding twelve month period that do not meet the individual UAP Property requirement for occupancy so long as (i) any such Real Property Asset that does meet the 70% individual occupancy rate is not included as a UAP Property in the Unencumbered Asset Pool Value for more than twelve months and (ii) the aggregate occupancy rate of 85% or more with respect to all UAP Properties contributing to the Unencumbered Asset Pool Value remains satisfied; and

(F) a UAP Property will be excluded from the calculation of the Unencumbered Asset Pool Value to the extent it has tenants with aggregate base rents of more than 10% of the total rents of such UAP Property that are delinquent 90 days or more.

Furthermore, in calculating the Unencumbered Asset Pool Value, to the extent any UAP Property is owned by a Qualified Non-Wholly Owned Subsidiary, the Unencumbered Asset Pool Value otherwise attributable to such UAP Property shall be reduced based on the economic and distribution interests of minority holders to account for the ownership, directly or indirectly, by Persons other than the Parent Guarantor or a Subsidiary of the Parent Guarantor of Equity Interests in such Qualified Non-Wholly Owned Subsidiary.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of Parent Guarantor, the Company and the Company’s or the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

[FORM OF NOTE]

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

3.95% SENIOR NOTE DUE SEPTEMBER 22, 2026

No. RA-[ ] [Date]
$[ ] PPN 76132F A*8

FOR VALUE RECEIVED, the undersigned, Retail Opportunity Investments Partnership, LP (herein called the “Company”), a Delaware limited partnership, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS (or so much thereof as shall not have been prepaid) on September 22, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.95% per annum from the date hereof, payable semiannually, on the twenty-second day of March and September in each year, commencing with the March 22 or September 22 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.95% or (ii) 2% over the rate of interest publicly announced by KeyBank National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the offices of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated July 26, 2016, as amended and restated by the Amended and Restated Note Purchase Agreement dated as of September 22, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Retail Opportunity Investments Corp. (the “Parent Guarantor”) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Pursuant to a Guaranty dated as of September 22, 2016, the Parent Guarantor, operating as a real estate investment trust and certain subsidiaries, have each absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and performance by the Company of all of its obligations contained in the Note Purchase Agreement all on the terms set forth in such Guaranty.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

SCHEDULE 1
(to Note Purchase Agreement)

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

RETAIL OPPORTUNITY INVESTMENTS
PARTNERSHIP, LP
By: Retail Opportunity Investments GP, LLC
Its General Partner

By
Name: Michael B. Haines
Title: Chief Financial Officer

1-2

SCHEDULE 3

WIRE TRANSFER INSTRUCTIONS

Account Name:

Account No.:

Bank Name:

Bank Address:

Bank Routing No.:

Schedule 3
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)
(to Note Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE MATERIALS

INFORMATION OBTAINED BY PURCHASER THROUGH PUBLIC FILINGS

1. Term Loan Agreement
2. Amended and Restated Credit Agreement
3. ROIC Supplemental Disclosure Quarterly Reports
4. ROIC Annual Proxy Statements
5. ROIC Annual Reports on Form 10-K
6. ROCI Quarterly Reports on Form 10-K

SCHEDULE 5.3
(to Note Purchase Agreement)

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

(i) Subsidiaries:*

Retail Opportunity Investments Corp. Schedule of Entities July 19, 2016

Entity	Jurisdiction of Org.	Owner
		GP (% Interest)	LP (% Interest)
Retail Opportunity Investments Corp.	MD	Shareholders
Retail Opportunity Investments GP, LLC	DE	Retail Opportunity Investments Corp.
Retail Opportunity Investments Partnership, LP	DE	Retail Opportunity Investments GP, LLC (1%)	Retail Opportunity Investments Corp. (88.3%)
ROIC Washington, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Oregon, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC California, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC STV, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Santa Ana, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Pinole Vista, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Hillsboro, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Paramount Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Phillips Ranch, LLC	DE	Retail Opportunity Investments Partnership, LP (99.97%)	MCC Realty III, LLC (.03%)

*     At Closing, no Subsidiaries will be a Subsidiary Guarantor.

SCHEDULE 5.4
(to Note Purchase Agreement)

Entity	Jurisdiction of Org.	Owner
		GP (% Interest)	LP (% Interest)
ROIC Phillips Ranch, TRS	DE	ROIC Phillips Ranch, LLC
ROIC Cypress West, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Zephyr Cove, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Gateway III, LLC	DE	ROIC Gateway Holding III, LLC
ROIC Gateway Holding III, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Crossroads GP, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Crossroads LP, LLC	DE	Retail Opportunity Investments Partnership, LP
Terranomics Crossroads Associates, LP	CA	Terranomics Crossroads Associates GP Interest	Terranomics Crossroads Associates LP Interest
SARM Five Points Plaza, LLC	WA	Retail Opportunity Investments Partnership, LP
ROIC DBTC, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC BHP, LLC	DE	ROIC BHP Holding I, LLC (50%) - Managing Member	ROIC BHP Holding II, LLC (50%)
ROIC BHP Holding I, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC BHP Holding II, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Redondo Beach Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Robinwood, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Creekside Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Park Oaks, LLC	DE	Retail Opportunity Investments Partnership, LP

Entity	Jurisdiction of Org.	Owner
		GP (% Interest)	LP (% Interest)
ROIC Diamond Hills Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Warner Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Four Corner Square, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Casitas Plaza, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Magnolia Center, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Bouquet Center, LLC	DE	Retail Opportunity Investments Partnership, LP
ROIC Monterey, LLC	DE	Retail Opportunity Investments Partnership, LP

(ii)    Parent Guarantor’s Directors and Senior Officers:

Directors

Richard. A. Baker, Chairman
Michael J. Indiveri
Edward H. Meyer
Lee S. Neibart
Charles J. Persico
Laura H. Pomerantz
Eric S. Zorn

Senior Officers

Stuart A. Tanz, Chief Executive Officer
Michael B. Haines, Chief Financial Officer
Richard K. Schoebel, Chief Operating Officer

SCHEDULE 5.5

FINANCIAL STATEMENTS

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2015
Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2014
Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013
Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2012
Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2011

Form 10-Q for the quarterly period ended March 31, 2016
Form 10-Q for the quarterly period ended September 30, 2015
Form 10-Q for the quarterly period ended June 30, 2015
Form 10-Q for the quarterly period ended March 31, 2015

SCHEDULE 5.5
(to Note Purchase Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES

OBLIGOR(S)	CREDITOR	CUSIP OR ISIN (IF APPLICABLE)	DESCRIPTION OF INDEBTEDNESS	INTEREST RATES	COLLATERAL	FINAL MATURITY	OUTSTANDING PRINCIPAL AMOUNT
Company	Bank Syndicate	N/A	Amended and Restated Credit Agreement, as Amended	LIBOR + 1%	None	1/31/2019	$333,500,000
Company	Bank Syndicate	N/A	Term Loan Agreement	LIBOR + 1.1%	None	1/31/2019	$300,000,000
Company	Various	ISIN = US76132FAA5	Senior Notes due 2023	5%	Unsecured	12/15/2023	$250,000,000
Company	Various	ISIN = US76132FAB31	Senior Notes due 2024	4%	Unsecured	12/15/2024	$250,000,000
ROIC BHP, LLC	Column Financial	N/A	Property Level Loan	5.7%	Bernardo Heights Plaza	7/11/2017	$8,312,000
ROIC STV, LLC	Lincoln National Life	N/A	Property Level Loan	6.2%	Santa Teresa Village	2/1/2018	$10,499,000
ROIC Magnolia Center, LLC	Variable Annuity Life	N/A	Property Level Loan	5.5%	Magnolia Shopping Center	10/1/2018	$9,223,000
ROIC Casitas Plaza, LLC	Minnesota Life	N/A	Property Level Loan	5.32%	Casitas Plaza	6/1/2022	$7,517,000
ROIC Diamond Hills Plaza, LLC	PNC Bank	N/A	Property Level Loan	3.55%	Diamond Hills Plaza	10/1/2025	$35,500,000

SCHEDULE 5.15
(to Note Purchase Agreement)

SCHEDULE 10.5
EXISTING LIENS

OBLIGOR(S)	CREDITOR	DESCRIPTION OF INDEBTEDNESS	INTEREST RATE(S)	COLLATERAL
ROIC BHP, LLC	Column Financial	Property Level Loan	5.70%	Bernardo Heights Plaza
ROIC STV, LLC	Lincoln National Life	Property Level Loan	6.20%	Santa Teresa Village
ROIC Magnolia Center, LLC	Variable Annuity Life	Property Level Loan	5.50%	Magnolia Shopping Center
ROIC Casitas Plaza, LLC	Minnesota Life	Property Level Loan	5.32%	Casitas Plaza
ROIC Diamond Hills Plaza, LLC	PNC Bank	Property Level Loan	3.55%	Diamond Hills Plaza

SCHEDULE 10.5
(to Note Purchase Agreement)

Schedule 10.6

EXISTING INVESTMENTS

1. Unimproved land holdings (The Village at Novato) - $3,800,000

SCHEDULE 10.6
(to Note Purchase Agreement)

SCHEDULE 10.7

EXISTING INDEBTEDNESS

OBLIGOR(S)	CREDITOR	CUSIP OR ISIN (IF APPLICABLE)	DESCRIPTION OF INDEBTEDNESS	INTEREST RATE	COLLATERAL	FINAL MATURITY	OUTSTANDING PRINCIPAL 6/30/16
Company	Bank Syndicate	N/A	Amended and Restated Credit Agreement, as Amended	LIBOR + 1%	Unencumbered Asset Pool	1/31/19	$333,500,000
Company	Bank Syndicate	N/A	Term Loan Agreement	LIBOR + 1.1%	Unencumbered Asset Pool	1/31/19	$300,000,000
Company	Various	ISIN = US76132FAA5	Senior Notes due 2023	5.00%	Unsecured	12/15/23	$250,000,000
Company	Various	ISIN = US76132FAB31	Senior Notes due 2024	4.00%	Unsecured	12/15/24	$250,000,000
ROIC BHP, LLC	Column Financial	N/A	Property Level Loan	5.70%	Bernardo Heights Plaza	7/11/17	$8,312,000
ROIC STV, LLC	Lincoln National Life	N/A	Property Level Loan	6.20%	Santa Teresa Village	2/1/18	$10,499,000
ROIC Magnolia Center, LLC	Variable Annuity Life	N/A	Property Level Loan	5.50%	Magnolia Shopping Center	10/1/18	$9,223,000
ROIC Casitas Plaza, LLC	Minnesota Life	N/A	Property Level Loan	5.32%	Casitas Plaza	6/1/22	$7,517,000
ROIC Diamond Hills Plaza, LLC	PNC Bank	N/A	Property Level Loan	3.55%	Diamond Hills Plaza	10/1/25	$35,500,000

SCHEDULE 10.7
(to Note Purchase Agreement)

SCHEDULE 10.10

CERTAIN UAP PROPERTIES

ROIC - UNENCUMBERED POOL 2016

PROPERTY
Paramount Plaza
Santa Ana Downtown Plaza
Meridian Valley Plaza
The Market at Lake Stevens
Norwood Shopping Center
Happy Valley Town Center
Cascade Summit Town Square
Heritage Market Center
Claremont Center
Gateway Village I
Gateway Village II
Sycamore Creek
Pinole Vista
Division Crossing
Marketplace Del Rio
Desert Springs Marketplace
Morada Ranch
Renaissance Towne Center
Country Club Gate
Canyon Park
Hawks Prairie Shopping Center
The Kress Building
Round Hill Square
Hillsboro Market Center
Gateway Shopping Center
Euclid Plaza
Aurora Square
Marlin Cove Shopping Center
Seabridge Marketplace
Green Valley Station
The Village at Novato
Wilsonville Old Town Square
Glendora Shopping Center
Bay Plaza
Cypress Center West
Redondo Beach Plaza

SCHEDULE 10.10
(to Note Purchase Agreement)

ROIC - UNENCUMBERED POOL 2016
Harbor Place Center
Diamond Bar Town
Center Canyon Crossing
Granada Shopping Center
Hawthorne Crossings
Robinwood Shopping Center
Five Points Plaza
Crossroads Shopping Center
Peninsula Marketplace
Country Club Village-San Ramon
Plaza de la Canada
Creekside Plaza
Tigard Marketplace
Aurora Square II
Fallbrook Center
Wilsonville Town Center
Moorpark Shopping Center
Park Oaks Shopping Center
Ontario Plaza
Winston Manor
Gateway Centre
Iron Horse Plaza
Jackson Square
Tigard Promenade
Johnson Creek
Sternco Shopping Center
Four Corner Square
Warner Plaza
Bouquet Center
North Ranch Shopping Center

EXHIBIT 2.2

FORM OF GUARANTY

Exhibit 2.2
(to Note Purchase Agreement)

GUARANTY AGREEMENT

Dated as of September 22, 2016

of

RETAIL OPPORTUNITY INVESTMENTS CORP.

AND ANY ADDITIONAL GUARANTORS PARTY HERETO

-i-

-i-

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of September 22, 2016 (this “Guaranty Agreement”), is made by Retail Opportunity Investments Corp., a Maryland corporation (the “Parent Guarantor”; and, together with any other entities from time to time which become parties hereto pursuant to Section 14.1 hereof, each a “Guarantor” and collectively, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Company”), and the Parent Guarantor has entered into a Note Purchase Agreement dated as of July 27, 2016 as amended and restated by the Amended and Restated Note Purchase Agreement dated as of September 22, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II. The Company has authorized the issuance, pursuant to the Note Agreement, of
3.95% Senior Notes due September 22, 2026 in the aggregate principal amount of $200,000,000 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III. Pursuant to the Note Agreement, the Company is required to cause each Guarantor to deliver this Guaranty Agreement to the holders.

IV. Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. Each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1. GUARANTY.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2. OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3. WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

SECTION 4. OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

SECTION 5. SUBROGATION AND SUBORDINATION.

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

SECTION 6. REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7. RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

SECTION 8. COVENANTS OF EACH GUARANTOR.

So long as any Notes are outstanding or the Note Agreement shall remain in effect, each Guarantor agrees to comply with the covenants applicable to such Guarantor pursuant to the Note Agreement:

SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.

Each Guarantor represents and warrants to each holder as follows that the representation and warranties of such Guarantor as set forth in Section 5 are true and correct as of the date hereof.

SECTION 10. TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided that each Guarantor hereunder who is a Subsidiary of the Company may be released in accordance with Section 9.7(b) of the Note Agreement.

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder,

regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 12. AMENDMENT AND WAIVER.

Section 12.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10, 12 or 14.6 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 12.2. Solicitation of Holders of Notes.

(a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 12 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 12.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 12.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 13. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to any Guarantor, to 8905 Towne Centre Drive, Suite 108, San Diego, CA 92122, Telephone: (858) 677-0900 to the attention of Stuart A. Tanz and Michael B. Haines, or such other address as such Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in Purchaser Schedule to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 14. MISCELLANEOUS.

Section 14.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the

Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 14.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 14.4. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 14.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.6. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:
Name: Michael B. Haines
Title: Chief Financial Officer

EXHIBIT A

GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [ , 20 ] is made by [ ], a [ ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

PRELIMINARY STATEMENTS:

I. Pursuant to the Note Purchase Agreement dated as of July 27, 2016 as amended and restated by the Amended and Restated Note Purchase Agreement dated as of September 22, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $200,000,000 aggregate principal amount of its 3.95% Senior Notes due September 22, 2026 (the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

II. The Company is required pursuant to Section 9.7 of the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of September 22, 2016 executed by Retail Opportunity Investments Corp. (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the

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foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

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[NAME AND ADDRESS OF COMPANY]

INFORMATION RELATING TO PURCHASERS

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

[NAME OF PURCHASER]	$

(1) All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) E-mail address for Electronic Delivery:

(4) All other communications:

(5) U.S. Tax Identification Number:

PURCHASER SCHEDULE
(to Note Purchase Agreement)